AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

BRITTON & KOONTZ BANK, NATIONAL ASSOCIATION

NATCHEZ, MISSISSIPPI

Adopted June 15, 1993

Amended and RestatedNovember 16, 2004

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

BRITTON & KOONTZ BANK, NATIONAL ASSOCIATION

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

FIRST. The title of this association shall be BRITTON & KOONTZ BANK, NATIONAL ASSOCIATION.

SECOND. The main office of the association shall be in Natchez, County of Adams, State of Mississippi.

The general business of the association shall be conducted at its main office and its branches.

The association will not expand or alter its business beyond that stated in this article without the prior approval of the Comptroller of the Currency.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association or of a holding company owning the association, with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person’s most recent election to the board of directors, whichever is more recent. Any combination of common or preferred stock of the association or holding company may be used.

The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders at any annual or special meeting thereof, a majority of the board of directors in office or, if the directors remaining in office constitute fewer than a quorum, by an affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy resulting from death, disability, resignation or removal shall be elected for the unexpired term of his or her predecessor in office and until the election and qualification of his or her successor. A director elected to fill a vacancy resulting from an increase in the number of directors shall be elected for a term expiring on the date of the expiration of the term of office of the directors serving in the class of directors to which such person is elected and until the election and qualification of his or her successor.

Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH: There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified by the board of directors.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the association, preferred shareholders will not have cumulative voting rights and will not be included within the same class as common shareholders, for purposes of elections of directors.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1) The name and address of each proposed nominee.

(2) The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each  proposed nominee.

(4) The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed with or without cause by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided to the shareholders. A director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH. The authorized amount of capital stock of this association shall be 5,000,000 shares of common stock of the par value of ten dollars ($10.00) each; 5,000,000 shares of preferred stock of the par value of ten dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

Unless otherwise specified in the articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected, must vote together as a single voting group on the proposed amendment.

The shares of common stock shall each have the same dividend, voting, liquidation, and other rights. Except in respect of the election of directors, each share shall be entitled to one vote.

Each class must have a distinguishing designation. In addition, there must be (1) one or more classes of shares that together have unlimited voting rights, and (2) one or more classes of shares (which may or may not include any class or classes of shares with voting rights) that together are entitled to receive the net assets of the association upon dissolution.)

The shares of preferred stock shall be subject to such dividend, liquidation, retirement, voting, preemptive, sinking fund, conversion and other rights as shall be determined by the board of directors at the time of issuance (in one or more series from time to time), provided that no such terms shall provide for payment, upon liquidation, of any premium over and above the par value plus any accumulated dividends on such preferred stock.

Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as share dividends in respect of class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

If a shareholder is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may: (a) issue factional shares or; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association’s stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional share. The holder of a fractional share is entitled to exercise the rights of shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, with the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH. The board of directors shall appoint one of its members president of this association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors’ and shareholders’ meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to:

(1) Define the duties of the officers, employees, and agents of the  association.

(2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

(3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4) Dismiss officers and employees.

(5) Require bonds from officers and employees and to fix the penalty thereof.

(6) Ratify written policies authorized by the association’s management or committees of the board.

(7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

(8) Manage and administer the business and affairs of the association.

(9) Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

(10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

(11) Make contracts.

(12) Generally perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Natchez, Mississippi, without the approval of the shareholders, and shall have the power to establish or change the location or any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

EIGHTH. The corporate existence of this association shall continue until termination according to the laws of the United States.

NINTH. The board of directors of this association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, or no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association. Unless otherwise provided by the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

TENTH.  Any director, officer, employee or their heirs, executors, or administrators shall be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he/she or they shall be made a party by reason of his/her being or having been a director, officer, or employee of the association or of any firm, corporation, or organization which he/she served in any such capacity at the request of the association; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he/she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his/her duties to the association; And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the association, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors; And, provided further, that no person shall be so indemnified against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties, removing or prohibiting an indemnified person from participating in the conduct of the affairs of this association or requiring affirmative action by an individual or individuals in the form of payments to the bank. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such director, officer, employee or their heirs, executors, or administrators, may be entitled as a matter of law.

The association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, officers, and other employees to the extent that such indemnification is allowed in these articles of association. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

The association’s board of directors may propose one or more amendments of the articles of association for submission to the shareholders.

Dated: November 16, 2004   __________________________________________
Assistant Secretary

ARTICLES OF AMENDMENT

TO

RESTATED ARTICLES OF ASSOCIATION

OF

BRITTON & KOONTZ CAPITAL CORPORATION

Pursuant to the provisions of Section 79-4-10.06 of the Mississippi Business Corporation Act, Britton & Koontz Capital Corporation adopts the following Articles of Amendment to its Restated Articles of Association:

ONE: The name of the corporation is Britton & Koontz Capital Corporation.

                TWO: The following amendment of the Restated Articles of Association was approved by the shareholders of the corporation on April 25, 2006 in the manner required by the Mississippi Business Corporation Act and by the Restated Articles of Association:

RESOLVED, that the Restated Articles of Association of Britton & Koontz Capital Corporation are hereby amended by adding an Article Thirteenth, which shall read as follows:

“THIRTEENTH: Holders of the Corporation’s capital stock shall not be entitled to cumulate their votes in the election of directors of the Corporation.”

THREE: The number of shares of stock of Britton & Koontz Capital Corporation outstanding at the time of adoption of the foregoing amendment was two million one hundred seventeen thousand eighty-six (2,117,086) shares of common stock, all of one class, and the number of shares entitled to vote on such amendment was two million one hundred seventeen thousand eighty-six (2,117,086) shares.

FOUR: The number of shares voting for the amendment to eliminate cumulative voting in the election of directors of the corporation was ___________, the number of shares voting against such amendment was ___________, and the number of shares abstaining from the vote on such amendment was ___________.

Executed by the undersigned President and Chief Executive Officer of Britton & Koontz Capital Corporation , on this 25th day of April, 2006, at Natchez, Mississippi.

       BRITTON & KOONTZ CAPITAL CORPORATION

   /s/ W. Page Ogden
   Name: W. Page Ogden
    Title:  President and Chief Executive Officer